Exhibit 10.1

RING ENERGY, INC.

FORM OF

PERFORMANCE STOCK UNIT AGREEMENT

This Performance Stock Unit Agreement (this “Agreement”) is entered into as of _______________, by and between Ring Energy, Inc., a Nevada corporation (the “Company”), and ___________________ (the “Participant”), pursuant to the Ring Energy, Inc. 2021 Omnibus Incentive Plan, as in effect and as amended from time to time (the “Plan”). Capitalized terms that are not defined herein shall have the meanings given to such terms in the Plan.

WHEREAS, the Company has adopted the Plan in order to grant Awards from time to time to certain key Employees, Directors and Consultants of the Company and its Subsidiaries and Affiliates; and

WHEREAS, the Participant is an Employee and therefore is an Eligible Recipient as contemplated by the Plan, and the Administrator has determined that it is in the interest of the Company to grant this Award to the Participant.

NOW, THEREFORE, in consideration of the promises and subject to the terms and conditions set forth herein and in the Plan, the parties hereto agree as follows:

1.             Grant of Performance Stock Units. The Company hereby grants to the Participant ___________ performance stock units (the “PSUs” or “Award”) as of ______________ (the “Grant Date”), subject to all of the terms and conditions of this Agreement and the Plan. The “Performance Period” for this Award shall be the period beginning on ______________ and ending on ___________________. Such PSUs shall be credited to a separate account maintained for the Participant on the books of the Company or the Company’s designated representative (the “Account”). On any given date, the value of each PSU comprising the Award shall equal the Fair Market Value of one Share. The Award shall vest in accordance with Section 2 hereof and settle in accordance with Section 3 hereof.

2.             Vesting.

(a)            General. Except as otherwise provided in Section 2(b) below, subject to the Participant’s continued employment with the Company or its Affiliates through the last day of the Performance Period (such date, the “Vesting Date”), the Award shall vest on the Vesting Date. The actual number of PSUs that will become vested on the Vesting Date shall be based upon the achievement of the Performance Goals (as defined on Exhibit A attached hereto) in accordance with the terms and conditions set forth on Exhibit A attached hereto (such number of vested PSUs, the “Earned PSUs”). The Earned PSUs shall be settled in Shares in accordance with Section 3 below. All determinations relating to the number of Earned PSUs that have been earned by the Participant, and all other matters related to this Section 2 shall be made by the Administrator in its sole discretion.

(b)            Following Terminations of Service. If the Participant experiences a termination of employment with the Company and its Affiliates for any reason, then, except as may otherwise be provided herein and in the Plan (or as otherwise provided in an employment, consulting or other written agreement between the Participant and the Company or any of its Affiliates or other controlling Company policy in effect at the time of the termination), the PSUs shall be immediately forfeited without consideration of any kind and neither the Participant nor any of the Participant’s successors, heirs, assigns, or personal representatives shall thereafter have any further rights or interests in such PSUs.

3.             Settlement. Subject to Section 2 above and following the end of the Performance Period, the Participant shall be entitled to receive a number of Shares equal to the number of Earned PSUs, subject to all applicable taxes and withholdings. Delivery of such Shares will be made within the first three (3) months following the end of the later of the calendar year or the tax year of the Company in which the Performance Period ends (the “Settlement Date”). On the Settlement Date, the Company shall deliver to the Participant one Share for each Earned PSU determined in accordance with Section 2 above and enter the Participant’s name as a stockholder of record with respect to such Shares on the books of the Company or the Company’s designated representative. Upon such settlement, the PSUs subject to the Award shall cease to be credited to the Account. Any fractional shares shall be rounded up to the nearest share on the Settlement Date.

4.             Adjustments. Pursuant to Section 5 of the Plan, in the event of a Change in Capitalization, the Administrator shall make such equitable changes or adjustments as it deems necessary or appropriate to the number and kind of securities or other property (including cash) issued or issuable in respect of outstanding PSUs.

5.             Certain Changes. The Administrator may accelerate the Vesting Date set forth in Section 2 hereof or otherwise adjust any of the terms of the PSUs in accordance with, and subject to the Plan.

6.             Notices. All notices or other communications required or permitted under this Agreement shall be made in writing and shall be deemed given if delivered personally or sent by nationally recognized overnight courier service. Any notice or other communication shall be deemed given on the date of delivery, or on the date one (1) business day after it shall have been given to a nationally recognized overnight courier service. All such notices or communications shall be delivered at the addresses indicated below:

To the Company:

Ring Energy, Inc.

1725 Hughes Landing Blvd. Suite 900

The Woodlands, TX 77381

Attention: Chief Executive Officer

To the Participant: at the address as it appears in the Company’s books and records or at such other place as the Participant shall have designated by notice as herein provided to the Company.

7.             Taxes. Upon the settlement of the Award in accordance with Section 3 above, the Participant shall recognize taxable income in respect of the Award and the Company (or its Affiliate) shall report such taxable income to the appropriate taxing authorities in respect of the Award as it determines to be necessary and appropriate. The Company shall withhold, or, with the consent of the Administrator, require the Participant to remit to the Company, an amount sufficient to satisfy all foreign, federal, state and local withholding tax requirements, as applicable, and the Company may defer any payment or issuance of Shares until such requirements are satisfied; provided that the amount of any such withholding shall not exceed the maximum statutory withholding rate applicable with respect to the Recipient. The Company may permit the Participant to satisfy any required withholding obligation in Shares acquired in connection with the vesting of the Award.

8.             Restrictions. The Award granted hereunder may not be sold, pledged or otherwise transferred (other than by will or the laws of descent and distribution or as otherwise permitted by the Administrator) and may not be subject to lien, garnishment, attachment or other legal process.

9.             Failure to Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

10.           Incorporation of Plan and Clawback. The Plan is hereby incorporated by reference into, and made a part of, this Agreement, and the PSUs and this Agreement shall be subject to all terms and conditions of the Plan including policies incorporated by reference therein, such as any compensation recovery and/or recoupment policies adopted by the Company in compliance with applicable law or good corporate governance practices.

11.           Amendments; Construction. The Administrator may amend the terms of this Agreement prospectively or retroactively at any time in accordance with, and subject to, the Plan.

12.           Survival of Terms. Except as otherwise expressly provided herein, this Agreement shall be binding upon and inure to the benefit of the Company and its Affiliates, and their respective successors and assigns and the Participant and the Participant’s heirs, personal representatives, successors and assigns; provided, however, that nothing contained herein shall be construed as granting the Participant the right to transfer any of the PSUs, except in accordance with this Agreement and any transferee shall hold the PSUs having only those rights, and being subject to the restrictions, provided for in this Agreement.

13.           Rights as a Stockholder. Upon and following settlement of the PSUs on the Settlement Date, the Participant shall be the record owner of the Shares delivered to the Participant on the Settlement Date unless and until such Shares are sold or otherwise disposed of, and as record owner shall be entitled to all rights of a stockholder of the Company (including voting rights). Prior to settlement on the Settlement Date, the Participant shall not be deemed for any purpose to be the owner of Shares.

14.           Dividend Equivalents. If any cash or in-kind dividends are paid with respect to the Shares underlying the Award prior to the Settlement Date, the amount of such cash or in-kind dividends shall be paid to the Participant (either in cash or Shares, as determined by the Administrator) without interest upon the Settlement Date as if each Earned PSU subject to the Award were one Share.

15.           No Guarantee of Employment. Nothing in this Agreement shall interfere with or limit in any way the right of the Company or its Affiliates to terminate the Participant’s employment at any time, or confer upon the Participant any right to continue in the employ of the Company or its Affiliates.

16.           Compliance with Code Section 409A. Notwithstanding any provision of the Plan or this Agreement to the contrary, the grant of PSUs is intended to be exempt from or, in the alternative, comply with Code Section 409A and the interpretive guidance thereunder, including the exceptions for stock rights and short-term deferrals. The Plan and the Agreement will be construed and interpreted in accordance with such intent. References in the Plan and this Agreement to “termination of employment” and similar terms shall mean a “separation from service” within the meaning of that term under Code Section 409A. Any payment or distribution that is to be made to a Participant who is a “specified employee” of the Company within the meaning of that term under Code Section 409A and as determined by the Administrator, on account of a “separation from service” under Code Section 409A, may not be made before the date which is six months after the date of such “separation from service,” unless the payment or distribution is exempt from the application of Code Section 409A by reason of the short-term deferral exemption or otherwise. The Company makes no representation that any or all of the payments described in this Agreement will be exempt from or comply with Code Section 409A and makes no undertaking to preclude Code Section 409A from applying to any such payment. The Participant understands and agrees that the Participant shall be solely responsible for the payment of any taxes, penalties, interest or other expenses incurred by the Participant on account of non-compliance with Code Section 409A.

17.           Plan Terms and Administrator Authority. This Agreement and the rights of the Participant hereunder are subject to all of the terms and conditions of the Plan, as it may be amended from time to time, as well as to such policies, rules and regulations as the Administrator may adopt for administration of the Plan, including but not limited to any stock ownership and stock holding guidelines. It is expressly understood that the Administrator is authorized to administer, construe and make all determinations necessary or appropriate for the administration of the Plan and this Agreement, all of which shall be binding upon the Participant. Any inconsistency between this Agreement and the Plan shall be resolved in favor of the Plan.

18.           Acceptance. The Participant hereby acknowledges receipt of a copy of the Plan and this Agreement. The Participant has read and understands the terms and provisions of the Plan and this Agreement, and accepts the PSUs subject to all the terms and conditions of the Plan and this Agreement. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under this Agreement.

19.            Miscellaneous.

(a)            Amounts credited to the Participant’s Account under this Agreement, if any, shall continue for all purposes to be part of the general assets of the Company. The Participant’s interest in the Account shall make the Participant only a general, unsecured creditor of the Company.

(b)           This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be modified or amended except by a written agreement signed by the Company and the Participant. As of the date hereof, this Agreement shall supersede any other agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof, which have been made by either party or any Affiliate thereof.

(c)            In the event any capital stock of the Company or any other corporation shall be distributed on, with respect to, or in exchange for Shares of the Company as a stock (or share) dividend, stock (or share) split, spin-off, reclassification or recapitalization in connection with any merger, amalgamation, continuation into another jurisdiction or reorganization, the restrictions, rights and options set forth in this Agreement shall apply with respect to such other capital stock to the same extent as they are, or would have been applicable, to the Shares acquired hereunder, on or with respect to which such other capital stock was distributed.

(d)           No waiver of any breach or default hereunder shall be considered valid unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature. Anything in this Agreement to the contrary notwithstanding, any waiver, consent or other instrument under or pursuant to this Agreement signed by, or binding upon, the Participant shall be valid and binding upon any and all persons or entities (other than the Company and its Affiliates) who may, at any time, have or claim any rights under or pursuant to this Agreement in respect of the PSUs.

(e)            Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the fullest extent permitted by applicable law, the parties hereby waive any provision of law which may render any provision hereof prohibited or unenforceable in any respect.

(f)            The obligations of the Company and the Participant under this Agreement which by their nature may require either partial or total performance after the Participant’s service with the Company and its Affiliates is terminated, shall survive such termination of service.

(g)           Should any party to this Agreement be required to commence any litigation concerning any provision of this Agreement or the rights and duties of the parties hereunder, the prevailing party in such proceeding shall be entitled, in addition to such other relief as may be granted, to the reasonable attorneys’ fees and court costs incurred by reason of such litigation.

(h)            The Section headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said Sections.

(i)             Words in the singular shall be read and construed as though in the plural and words in the plural shall be read and construed as though in the singular in all cases where they would so apply. Words herein of any gender are deemed to include each other gender.

(j)             This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same agreement, and all signatures need not appear on any one counterpart.

(k)            This Agreement shall be governed by and construed in accordance with the law of he State of Nevada, regardless of the law that might be applied under principles of conflict of laws.

[signature page follows]

IN WITNESS WHEREOF, the Company and the Participant have duly executed this Agreement as of the date first above written.

RING ENERGY, INC.

By:
Name: Paul D. McKinney
Title: Chairman of the Board & CEO

PARTICIPANT

By:
Name: